Filed Pursuant to Rule 433

Registration No. 333-213290

June 4, 2018

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

$300,000,000 3.375% Senior Notes due 2021

Guaranteed by The Kraft Heinz Company

Issuer:	Kraft Heinz Foods Company

Ratings*:	Baa3 / BBB (Moody’s / S&P)

Distribution:	SEC Registered

Principal Amount:	$300,000,000

Trade Date:	June 4, 2018

Settlement Date:	June 15, 2018; T+9**

Maturity Date:	June 15, 2021

Interest Payment Dates:	Semi-annually on June 15 and December 15 of each year, beginning on December 15, 2018

Coupon:	3.375%

Price to Public:	99.924% of principal amount

Benchmark Treasury:	UST 2.625% due May 15, 2021

Benchmark Treasury Price and Yield:	99-29+; 2.652%

Spread to Benchmark Treasury:	75 basis points

Yield to Maturity:	3.402%

CUSIP:	50077LAR7

ISIN:	US50077LAR78

Optional Redemption:	Make-whole redemption at a discount rate of Treasury plus 15 basis points

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Senior Co-Managers:

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	Rabo Securities USA, Inc. Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	Note: We expect that the Notes will be delivered to investors in book-entry form through The Depository Trust Company on or about June 15, 2018, which will be the ninth business day following the date of pricing of the Notes (this settlement cycle is being referred to as “T+9”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next six succeeding business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisors.

*****

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847, J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

$1,600,000,000 4.000% Senior Notes due 2023

Guaranteed by The Kraft Heinz Company

Issuer:	Kraft Heinz Foods Company

Ratings*:	Baa3 / BBB (Moody’s / S&P)

Distribution:	SEC Registered

Principal Amount:	$1,600,000,000

Trade Date:	June 4, 2018

Settlement Date:	June 15, 2018; T+9**

Maturity Date:	June 15, 2023

Interest Payment Dates:	Semi-annually on June 15 and December 15 of each year, beginning on December 15, 2018

Coupon:	4.000%

Price to Public:	99.803% of principal amount

Benchmark Treasury:	UST 2.750% due May 31, 2023

Benchmark Treasury Price and Yield:	99–25+; 2.794%

Spread to Benchmark Treasury:	125 basis points

Yield to Maturity:	4.044%

CUSIP:	50077L AS5

ISIN:	US50077LAS51

Optional Redemption:	At any time prior to May 15, 2023: make-whole redemption at a discount rate of Treasury plus 20 basis points On or after May 15, 2023 (1 month prior to maturity): redemption at par

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Senior Co-Managers:

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	Rabo Securities USA, Inc. Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	Note: We expect that the Notes will be delivered to investors in book-entry form through The Depository Trust Company on or about June 15, 2018, which will be the ninth business day following the date of pricing of the Notes (this settlement cycle is being referred to as “T+9”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next six succeeding business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisors.

*****

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847, J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

$1,100,000,000 4.625% Senior Notes due 2029

Guaranteed by The Kraft Heinz Company

Issuer:	Kraft Heinz Foods Company

Ratings*:	Baa3 / BBB (Moody’s / S&P)

Distribution:	SEC Registered

Principal Amount:	$1,100,000,000

Trade Date:	June 4, 2018

Settlement Date:	June 15, 2018; T+9**

Maturity Date:	January 30, 2029

Interest Payment Dates:	Semi-annually on January 30 and July 30 of each year, beginning on January 30, 2019

Coupon:	4.625%

Price to Public:	99.411% of principal amount

Benchmark Treasury:	UST 2.875% due May 15, 2028

Benchmark Treasury Price and Yield:	99-12 3/4; 2.945%

Spread to Benchmark Treasury:	175 basis points

Yield to Maturity:	4.695%

CUSIP:	50077L AT3

ISIN:	US50077LAT35

Optional Redemption:	At any time prior to October 30, 2028: make-whole redemption at a discount rate of Treasury plus 30 basis points On or after October 30, 2028 (3 months prior to maturity): redemption at par

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Senior Co-Managers:

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	Rabo Securities USA, Inc. Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	Note: We expect that the Notes will be delivered to investors in book-entry form through The Depository Trust Company on or about June 15, 2018, which will be the ninth business day following the date of pricing of the Notes (this settlement cycle is being referred to as “T+9”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next six succeeding business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisors.

*****

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847, J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.